UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2024

SKECHERS U.S.A., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 318-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.001 per share	SKX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2024, the Board of Directors of the Company approved an amendment of the Company’s bylaws (the “Fifth Amendment”), effective as of the same date. The Fifth Amendment modified certain of the provisions of Article VI, Section 6.1 of the Company’s bylaws, as amended (the “Bylaws”). Among other things, the amendments provide for the issuance of uncertificated shares of the Company’s stock, upon approval by the Company’s Board of Directors.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fifth Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Fifth Amendment to Bylaws dated as of December 18, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

December 20, 2024	By:	/s/ Philip Paccione
	Name:	Philip Paccione
	Title:	Secretary